Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Revised Net Earnings for

First Quarter Ended March 31, 2012

LOS ANGELES, CA – (BUSINESS WIRE) – September 19, 2012 – Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”), today announced its revised results for the quarter ended March 31, 2012.

Our previously reported results for the quarter have been revised because some of the provisions that we had included in the results for the first quarter of 2012 are now reflected in our restated results for 2011. In addition, the revision to the results for the first quarter of 2012 reflect conclusions regarding our valuation allowances reached by the Office of the Controller of Currency during its recently completed supervisory examination of the Bank.

Based on these changes, we are reporting net earnings of $154,000 for the first quarter of 2012, whereas previously we had reported a loss of $60,000. In contrast, we reported a net loss of $129,000 for the first quarter of 2011. After deducting preferred dividends and related discount accretion on the Series D and E Perpetual Cumulative Preferred Stock held by the U.S. Department of the Treasury, we are now reporting a loss to common stockholders of $132,000, as compared to a previously announced loss of $346,000 for the first quarter of 2012 and a loss of $412,000 for the first quarter of 2011.

A summary of the effects of these corrections on the Company’s consolidated balance sheet as of March 31, 2012 and consolidated statement of operations for the quarter then ended is included with this release. More detailed information regarding our financial condition at March 31, 2012 and our results of operations for the three months then ended will be contained in our report on Form 10-Q for the first quarter of 2012 to be filed shortly with the Securities and Exchange Commission.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low to moderate income communities. We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts. The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfederalbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE: Broadway Financial Corporation

Contact:	Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or

        Sam Sarpong, Chief Financial Officer, (323) 556-3224; or

        investor.relations@broadwayfederalbank.com

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

	As Originally Announced		As Revised	As Restated
	March 31,		March 31,	December 31,
	2012	Adjustments	2012	2011
ASSETS
Cash	$13,572	$—	$13,572	$12,127
Federal funds sold	31,605	—	31,605	19,470

Cash and cash equivalents	45,177	—	45,177	31,597
Securities available for sale, at fair value	18,027	—	18,027	18,979
Loans receivable held for sale, net	13,277	(369)	12,908	12,983
Loans receivable, net of allowance of $17,752 and $17,299	313,276	(3,698)	309,578	322,770
Accrued interest receivable	1,601	—	1,601	1,698
Federal Home Loan Bank (FHLB) stock, at cost	3,901	—	3,901	4,089
Office properties and equipment, net	4,548	—	4,548	4,626
Real estate owned (REO)	4,335	(377)	3,958	6,699
Bank owned life insurance	2,629	—	2,629	2,609
Investment in affordable housing partnership	1,629	—	1,629	1,675
Deferred tax assets	828	(56)	772	850
Other assets	4,155	(23)	4,132	5,162

Total assets	$413,383	$(4,523)	$408,860	$413,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$290,352	$—	$290,352	$294,686
Federal Home Loan Bank advances	83,000	—	83,000	83,000
Junior subordinated debentures	6,000	—	6,000	6,000
Other borrowings	5,000	—	5,000	5,000
Advance payments by borrowers for taxes and insurance	335	—	335	813
Other liabilities	5,904	—	5,904	5,962

Total liabilities	390,591	—	390,591	395,461

Stockholders’ Equity:
Senior preferred, cumulative and non-voting stock, $0.01 par value, authorized, issued and outstanding 9,000 shares of Series D at March 31, 2012 and December 31, 2011; liquidation preference of $9,844 at March 31, 2012 and $9,731 at December 31, 2011	8,963	—	8,963	8,963
Senior preferred, cumulative and non-voting stock, $0.01 par value, authorized, issued and outstanding 6,000 shares of Series E at March 31, 2012 and December 31, 2011; liquidation preference of $6,563 at March 31, 2012 and $6,488 at December 31, 2011	5,974	—	5,974	5,974
Preferred, non-cumulative and non-voting stock, $.01 par value, authorized 985,000 shares; issued and outstanding 55,199 shares of Series A, 100,000 shares of Series B and 76,950 shares of Series C at March 31, 2012 and December 31, 2011; liquidation preference of $552 for Series A, $1,000 for Series B and $1,000 for Series C at March 31, 2012 and December 31, 2011	3,657	—	3,657	3,657
Preferred stock discount	(896)	—	(896)	(994)
Common stock, $.01 par value, authorized 8,000,000 shares at March 31, 2012 and December 31, 2011; issued 2,013,942 shares at March 31, 2012 and December 31, 2011; outstanding 1,744,565 shares at March 31, 2012 and December 31, 2011	20	—	20	20
Additional paid-in capital	10,844	—	10,844	10,824
Accumulated deficit	(2,904)	(4,523)	(7,427)	(7,295)
Accumulated other comprehensive income, net of taxes of $400 at March 31, 2012 and December 31, 2011	578	—	578	571
Treasury stock-at cost, 269,377 shares at March 31, 2012 and December 31, 2011	(3,444)	—	(3,444)	(3,444)

Total stockholders’ equity	22,792	(4,523)	18,269	18,276

Total liabilities and stockholders’ equity	$413,383	$(4,523)	$408,860	$413,737

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Earnings (Loss)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	As Originally Announced 2012	Adjustments	As Revised 2012	2011
Interest and fees on loans receivable	$5,330	$—	$5,330	$6,384
Interest on securities	148	—	148	181
Other interest income	16	—	16	9

Total interest income	5,494	—	5,494	6,574

Interest on deposits	975	—	975	1,239
Interest on borrowings	833	—	833	989

Total interest expense	1,808	—	1,808	2,228

Net interest income before provision for loan losses	3,686	—	3,686	4,346
Provision for loan losses	427	532	959	1,240

Net interest income after provision for loan losses	3,259	(532)	2,727	3,106

Non-interest income:
Service charges	153	—	153	182
Net losses on mortgage banking activities	(166)	—	(166)	(25)
Net gains (losses) on sales of REO	272	140	412	(15)
Other	24	—	24	39

Total non-interest income	283	140	423	181

Non-interest expense:
Compensation and benefits	1,589	—	1,589	1,809
Occupancy expense, net	287	—	287	354
Information services	213	—	213	227
Professional services	108	—	108	168
Provision for losses on loans held for sale	503	(505)	(2)	20
Provision for losses on REO	160	(179)	(19)	80
FDIC insurance	217	—	217	283
Office services and supplies	109	—	109	142
Other	419	—	419	419

Total non-interest expense	3,605	(684)	2,921	3,502

Earnings (loss) before income taxes	(63)	292	229	(215)
Income tax expense (benefit)	(3)	78	75	(86)

Net earnings (loss)	$(60)	$214	$154	$(129)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities available for sale	$7	$—	$7	$(15)
Income tax effect	—	—	—	6

Other comprehensive income (loss), net of tax	7	—	7	(9)

Comprehensive earnings (loss)	$(53)	$214	$161	$(138)

Net earnings (loss)	$(60)	$214	$154	$(129)
Dividends and discount accretion on preferred stock	(286)	—	(286)	(283)

Loss available to common shareholders	$(346)	$214	$(132)	$(412)

Loss per common share-basic	$(0.20)	$0.12	$(0.08)	$(0.24)
Loss per common share-diluted	$(0.20)	$0.12	$(0.08)	$(0.24)
Dividends declared per share-common stock	$—	$—	$—	$—
Basic weighted average shares outstanding	1,744,565	—	1,744,565	1,743,965
Diluted weighted average shares outstanding	1,744,565	—	1,744,565	1,743,965

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Ratios and Data

(Dollars in thousands)

(Unaudited)

	As of March 31,
	2012		2011
Regulatory Capital Ratios:
Core Capital Ratio	7.70%		8.71%
Tangible Capital Ratio	7.70%		8.71%
Tier 1 Risk-Based Capital Ratio	10.92%		11.70%
Total Risk-Based Capital Ratio	12.23%		12.98%

Asset Quality Ratios and Data:
Non-performing loans as a percentage of total gross loans, excluding loans held for sale	12.79%		11.10%

Non-performing assets as a percentage of total assets	12.57%		11.52%

Allowance for loan losses as a percentage of total gross loans, excluding loans held for sale	5.42%		5.32%

Allowance for loan losses as a percentage of non-performing loans, excluding loans held for sale	42.39%		47.93%

Allowance for losses as a percentage of non-performing assets	36.21%		40.70%

Net loan charge-offs (recoveries) as a percentage of average loans for three months ended March 31	0.74	%(A)	0.66	%(A)

Non-performing assets:
Non-accrual loans
Loans receivable, net	$41,877		$43,796
Loans receivable held for sale	5,555		5,982

Total non-accrual loans	47,432		49,778
Loans delinquent 90 days or more and still accruing	—		—
Real estate acquired through foreclosure	3,958		5,123

Total non-performing assets	$51,390		$54,901

	Three Months ended March 31,
	2012		2011
Performance Ratios:
Return on average assets	0.15	%(A)	(0.11	%)(A)
Return on average equity	3.34	%(A)	(1.55	%)(A)
Average equity to average assets	4.48%		6.88%
Non-interest expense to average assets	2.84	%(A)	2.90	%(A)
Efficiency ratio (1)	71.60%		75.15%
Net interest rate spread (2)	3.60	%(A)	3.47	%(A)
Net interest rate margin (3)	3.67	%(A)	3.62	%(A)

(1)	Efficiency ratio represents non-interest expense divided by net interest income plus non-interest income.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.
(A)	Annualized

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARIES

Support for Calculations

(Dollars in thousands)

(Unaudited)

	Three Months ended March 31,
	2012	2011
Total assets	$408,860	$476,734
Total gross loans, excluding loans held for sale	$327,330	$394,613
Total equity	$18,269	$32,558
Average assets	$411,302	$482,793
Average loans	$345,803	$427,883
Average equity	$18,424	$33,201
Average interest-earning assets	$401,647	$479,775
Average interest-bearing liabilities	$386,057	$444,106
Net earnings (loss)	$154	$(129)
Total income	$4,109	$4,527
Non-interest expense	$2,921	$3,502
Efficiency ratio	71.60%	75.15%
Non-accrual loans	$47,432	$49,778
REO, net	$3,958	$5,123
ALLL	$17,752	$20,991
Allowance for loss on loans held for sale	$667	$1,301
REO-Allowance	$188	$52
Interest income	$5,494	$6,574
Interest expense	$1,808	$2,228
Net interest income	$3,686	$4,346
Net loan charge-offs (recoveries)	$644	$707